PROSPECTUS SUPPLEMENT                          Filed Pursuant to Rule 424(b)(5)
(TO PROSPECTUS DATED OCTOBER 8, 1999)                Registration No. 333-86247


                                  43,000 SHARES


                                VERITAS DGC INC.

                                  COMMON STOCK

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         Pursuant to a Sales Agency Agreement dated October 26, 1999 (the "Agency Agreement") between Veritas DGC Inc. (the "Company") and PaineWebber Incorporated ("PaineWebber"), which has been filed as an exhibit to a report on Form 8-K filed with the SEC on October 26, 1999, and which is incorporated by reference herein, the Company has sold, through PaineWebber, as agent of the Company, 43,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), pursuant to ordinary brokers' transactions on the New York Stock Exchange (the "NYSE").

         43,000 shares of Common Stock were sold from November 8, 1999 through November 12, 1999.

Gross Proceeds to Company .................................   $ 632,324.00
Commission to Agent .......................................   $  18,969.76
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Net Proceeds to Company ...................................   $ 613,354.24
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On November 12, 1999 the last reported sales price of the
Common Stock on the NYSE was ..............................   $    14.9375

Note: SEC fees were not used in arriving at any of the above figures.

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         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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             THIS PROSPECTUS SUPPLEMENT IS DATED NOVEMBER 16, 1999.